SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 3, 2008
ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
5605 Carnegie Boulevard, Suite 500
    Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 3, 2008, pursuant to a $100 million share repurchase authorization approved by our board of directors, we entered into an accelerated share repurchase (“ASR”) agreement with Credit Suisse International (“CSI”). The ASR agreement provides for the immediate retirement of approximately $50 million of our common stock.
     Under the ASR agreement, we are purchasing 1,693,193 shares of our common stock at a price of $29.53 a share. The price is subject to an interim adjustment based on the closing price of our stock on the commencement of the measurement period described below, if the commencement of that period as selected by us occurs after March 14, 2008. If this interim purchase price adjustment is applicable, we may receive or be required to remit this price adjustment based on this closing price, which adjustment is to be settled in cash.
     The price is subject to final adjustment based on the arithmetic average of the daily volume weighted average price of Rule 10b-18 eligible purchases of our common stock over a measurement period ending on August 29, 2008, or an earlier date selected by CSI beginning no earlier than June 30, 2008. After the termination of this period, we may receive or be required to remit a price adjustment based on this average price. The purchase price adjustment can be settled, at our option, in cash or in shares of our common stock.
     The foregoing description of the ASR agreement does not purport to be complete. For an understanding of the terms and provisions, reference should be made to the ASR agreement filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.
Item 8.01 Other Events
     On March 3, 2008, we issued a press release, announcing, among other things, an authorization from our board of directors to repurchase up to $100 million of our common stock. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference.
Item 9.01 Exhibits

Exhibit 10.1 –	Variable Term Accelerated Share Repurchase Transaction dated March 3, 2008 between EnPro Industries, Inc. and Credit Suisse International

Exhibit 99.1 –	Press release of EnPro Industries, Inc. dated March 3, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 3, 2008

ENPRO INDUSTRIES, INC.
By:	/s/ Richard L. Magee
Richard L. Magee Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Variable Term Accelerated Share Repurchase Transaction dated March 3, 2008 between EnPro Industries, Inc. and Credit Suisse International

99.1	Press release of EnPro Industries, Inc. dated March 3, 2008

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